Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp
300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144	FIRM/AFFILIATE OFFICES
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NEW YORK
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SAN FRANCISCO
WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
September 3, 2010	LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
Apartment Investment and Management Company 4582 S. Ulster Street Parkway Suite 1100 Denver, Colorado 80237	SYDNEY TOKYO TORONTO VIENNA
Re: Certain Federal Income Tax Consequences
Ladies and Gentlemen:
          You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the “Offering”) by Apartment Investment and Management Company, a Maryland corporation (“AIMCO”), to the several Underwriters named in Schedule A (the “Underwriters”) of the Underwriting Agreement among Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC as representatives of the several Underwriters, AIMCO, and AIMCO Properties, L.P., dated as of September 1, 2010, of 4,000,000 shares of AIMCO’s Class U Cumulative Preferred Stock, par value $0.01 per share (the “Securities”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-150341-01) filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2008 (the “Registration Statement”), the base prospectus dated as of April 18, 2008 (the “Base Prospectus”), and the prospectus supplement dated as of September 1, 2010 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Prospectus.
          In connection with the Offering and with certain previous offerings of AIMCO stock and securities, we have acted as counsel to AIMCO, and we have assisted in the preparation of the Registration Statement, the Prospectus and certain other

Apartment Investment and Management Company
September 3, 2010

documents. In formulating our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and such other documentation and information provided by you as is relevant to the Offering and necessary to prepare the Registration Statement and the Prospectus or as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers of AIMCO relating to, among other things, properties, assets, income, distributions, stockholder ownership, organizational structure and other requirements, and the past, present and future conduct of AIMCO’s business operations. We have assumed that such statements, representations and covenants are true as of the date hereof, and will continue to be true, without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not assumed any responsibility for investigating or independently verifying the facts and representations set forth in such documents, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the “Subsidiaries”), the Registration Statement, the Prospectus, or any other document, and we have not undertaken any independent review of such information. We have, consequently, assumed and relied on AIMCO’s representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have also relied upon the opinion of Altheimer & Gray dated May 8, 1998, with respect to the qualification of Ambassador Apartments, Inc., a Maryland corporation, as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending on May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated August 4, 1998, in this regard.
          In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the assumption that there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the “Regulations”), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). Any change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. There can be no assurances, moreover, that any of

Apartment Investment and Management Company
September 3, 2010

the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
          Based upon and subject to the foregoing, for Federal income tax purposes we are of the opinion that:
          1. Commencing with AIMCO’s initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT under the Code. AIMCO’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO’s operation for any particular taxable year satisfy the requirements for taxation of a REIT under the Code.
          2. Although the discussion set forth in the Base Prospectus under the caption “Certain Federal Income Taxation Considerations,” as supplemented by the discussion set forth in the Prospectus Supplement under the caption “Certain Federal Income Tax Considerations,” does not purport to discuss all possible United States Federal income tax consequences of the acquisition, ownership, and disposition of the Securities, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the acquisition, ownership and disposition of the Securities by a holder who acquires such Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Securities by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Taxation Considerations,” as supplemented by the discussion set forth in the Prospectus Supplement under the caption “Certain Federal Income Tax Considerations,” as applied to any particular holder.
          Other than as expressly stated above, we express no opinion on any issue relating to AIMCO or to any investment therein.
          This opinion has been prepared for you in connection with the transaction described herein. It may not be relied upon by anyone else without our prior written consent. We consent to AIMCO filing this opinion with the Commission as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in the Registration Statement, and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the Base Prospectus and Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the

Apartment Investment and Management Company
September 3, 2010

category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP